                                                             EXHIBIT 10.33

                              TERM LOAN AGREEMENT

                                by and between

                     MIDLANTIC BANK, NATIONAL ASSOCIATION

                                      and

                           PAR PHARMACEUTICAL, INC.



                         Dated as of November 30, 1994

                             TABLE OF CONTENTS
                             -----------------

SECTION                                                               PAGE NO.


I.  DEFINITIONS............................................................  1

II.     GENERAL TERMS......................................................  6
        2.01.  Term Loan...................................................  6
        2.02.  Repayment of Principal; Prepayment..........................  7
        2.03.  Applicable Interest Rate; Payment of Interest...............  7
        2.04.  [Intentionally Left Blank]..................................  8
        2.05.  Security for the Note.......................................  8
        2.06.  Use of Proceeds.............................................  9
        2.07.  Term........................................................  9

III.    CONDITIONS OF MAKING THE TERM LOAN.................................  9
        3.01. Term Loan....................................................  9
        3.02.  Subsequent Advances......................................... 11

IV.     REPRESENTATIONS AND WARRANTIES..................................... 11
        4.01.  Financial Statements........................................ 12
        4.02.  Organization, Etc........................................... 12
        4.03.  Authorization; Compliance, Etc.............................. 12
        4.04.  Governmental and Other Consents............................. 13
        4.05.  Proceedings................................................. 13
        4.06.  Compliance with Laws and Agreements......................... 13
        4.07.  Title to Collateral......................................... 14
        4.08.  Other Names or Entities..................................... 14
        4.09.  No Insolvency............................................... 14
        4.10.  Full Disclosure............................................. 15
        4.11.  Tax Returns; Tax Examination................................ 15
        4.12.  Pension Plans, Etc.......................................... 15
        4.13.  Licenses, Etc............................................... 17
        4.14.  O.S.H.A..................................................... 18
        4.15.  Ownership of Borrower....................................... 18
        4.16.  Patents, Trademarks, Etc.................................... 18
        4.17.  Brokers, Etc................................................ 18
        4.18.  [Intentionally Left Blank].................................. 19
        4.19.  Environmental Matters....................................... 19
        4.20.    Enforceability............................................ 20
        4.21.    Investment Company Act; Public Utility Holding
                   Company Act............................................. 20
        4.22.    Federal Reserve Regulations............................... 20

V.      FINANCIAL COVENANTS................................................ 21
        5.01.  Maximum Capital Expenditures................................ 21
        5.02.  Minimum Working Capital..................................... 21
        5.03.  Tangible Net Worth.......................................... 21
        5.04.  Restricted Payments......................................... 21
        5.05.    Debt to Tangible Net Worth Ratio.......................... 22
        5.06.    Minimum Interest Coverage................................. 22

SECTION                                                                 PAGE NO.
- -------                                                                 --------
VI.     AFFIRMATIVE COVENANTS.............................................. 22
        6.01.    Preservation of Assets; Compliance with Laws, Etc......... 22
        6.02.    Insurance................................................. 23
        6.03.      Taxes, Etc.............................................. 24
        6.04.    Notice of Proceedings, Defaults, Adverse
                   Change, Etc............................................. 24
        6.05.    Financial Statements and Reports.......................... 25
        6.06.    Inspection................................................ 27
        6.07.    Accounting System......................................... 27
        6.08.  Yield Protection............................................ 27
        6.09.    Additional Assurances..................................... 28
        6.10.    Environmental Indemnification............................. 28
        6.11.    Principal Business........................................ 30

VII.    NEGATIVE COVENANTS................................................. 30
        7.01.    Indebtedness.............................................. 30
        7.02.    Liens..................................................... 31
        7.03.    Disposition of Assets..................................... 32
        7.04.  Dividends and Other Distributions........................... 32
        7.05.    Sale Leaseback............................................ 32
        7.06.    Acquisition............................................... 33
        7.07.    Fundamental Changes....................................... 33
        7.08.    Change in Business........................................ 33
        7.09.    Accounts Receivable....................................... 33
        7.10.    Transactions with Affiliates.............................. 34
        7.11.    Illegal Activities........................................ 34

VIII.  DEFAULTS............................................................ 34
        8.01     Defaults.................................................. 34

IX.     REMEDIES ON DEFAULT, ETC........................................... 38
        9.01.  Remedies.................................................... 38
        9.02.  Default Rate................................................ 39
        9.03.  Cross Default............................................... 39

X.      MISCELLANEOUS...................................................... 40
        10.01.  Survival................................................... 40
        10.02.  Expenses................................................... 40
        10.03.  Indemnification; Limitation of Liability................... 40
        10.04.  Setoffs, Etc............................................... 41
        10.05.  Governing Law.............................................. 42
        10.06.  Amendment; Modification.................................... 42
        10.07.  Waiver..................................................... 42
        10.08.  Notice..................................................... 43
        10.09.  Successors and Assigns..................................... 44
        10.10.  Consent to Jurisdiction, Service of Process................ 44
        10.11.  Waivers.................................................... 45
        10.12.  No Derogation.............................................. 45
        10.13.  Severability............................................... 45

SECTION                                                                 PAGE NO.
- -------                                                                 --------
        10.14.  Section Headings........................................... 46
        10.15.  Amendment of Other Agreements.............................. 46
        10.16.  Accounting Principles...................................... 46
        10.18.  Knowledge and Discovery.................................... 46
        10.19.  Integration................................................ 47

                            TERM LOAN AGREEMENT
                            -------------------


      THIS TERM LOAN AGREEMENT is made as of the 30th day of November, 1994, by and between MIDLANTIC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender"), and PAR PHARMACEUTICAL, INC., a New Jersey corporation (the "Borrower").

I.  DEFINITIONS
    -----------

      As used herein the following terms shall have the following respective meanings:

      Accountants:  the meaning specified in Section 6.05.
      -----------

      Adjusted EBIT:  as of the date of determination, earnings before
      -------------
interest expense and taxes (excluding any and all extraordinary items and settlements recorded in the fourth quarter of fiscal year 1993) plus depreciation, amortization and other non-cash charges as determined, on a consolidated basis, in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05.

      Advance(s):  an advance of loan proceeds constituting all or a
      ----------
portion of the Term Loan as applicable.

      Affiliate(s):  as applied to any Person, a spouse or relative of such
      ------------
Person within the third degree of consanguinity, any partner, shareholder, member, director, officer or manager of such Person, any corporation, association, partnership, joint venture, firm or other entity of which such Person is a partner, shareholder, venturer, member, director, officer or manager, and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

      Affiliate Company:  any one or more of Pharmaceutical Resources,
      -----------------
Inc., a New Jersey corporation, Quad Pharmaceutical, Inc., an Indiana corporation, PRX Distributors, Ltd., a Delaware corporation, Par Printing Enterprises, Inc., a New Jersey corporation, Advanced Biopharm Inc., a Delaware corporation, Generic Innovations, Inc., a New Jersey corporation, and their respective successors and assigns (with all such companies referred to collectively as the "Affiliate Companies").

      Benefit Liabilities:  the meaning specified in Section 4.12.
      -------------------

      Borrower:  the meaning specified in the Preamble.
      --------

      Business Day:  any day on which banks in the State of New Jersey are
      ------------
generally open to conduct regular banking business.

      Capital Expenditure:  any payment made directly or indirectly for the
      -------------------
purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable for labor or under any conditional sale or other title retention agreement or under any Lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized on the balance sheet of such lessee or obligor.

      Capital Lease:  any Lease of property (real, personal or mixed)
      -------------
which, in accordance with generally accepted accounting principles, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

      CERCLA:  the meaning specified in Section 4.19.
      ------

      COBRA:  the meaning specified in Section 4.12.
      -----

      Code:  the Internal Revenue Code of 1986, as amended from time to
      ----
time.

      Collateral:  collectively, any and all collateral referred to herein
      ----------
or in the Security Documents, or any of them.

      Commonly Controlled Entity:  the meaning specified in Section 4.12.
      --------------------------

      Current Assets:  As applied to any Person, the consolidated current
      --------------
assets of the Person, determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05.

      Current Liabilities:  As applied to any Person, the consolidated
      -------------------
current liabilities of the Person, determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05.

      Default Rate:  the meaning specified in Section 9.02.
      ------------

      Disbursement Request:  the meaning specified in Section 2.01(b).
      --------------------

      Drawdown Date:  in relation to any Advance, the day on which such
      -------------
Advance is made or to be made to the Borrower pursuant to the terms and conditions of this Agreement.

      ISRA:  the meaning specified in Section 4.19(a).
      ----

      Employee Benefit Plans; Employee Pension Plan; and Employee Welfare
      --------------------------------------------------------------------
Plan:  the respective meanings specified in Section 4.12.
- ----

      ERISA:  the meaning specified in Section 4.12.
      -----

      Event of Default:  the meaning specified in Article VIII.
      ----------------

      Fiscal Quarters:  the Borrower's accounting periods ending on the
      ---------------
Saturday nearest the end of each December, March, June and September.

      Fiscal Year:  shall mean the fiscal year of the Borrower ending on
      -----------
the Saturday nearest September 30.

      Funded Debt: in relation to any Person at any particular time, all
      ------------
Indebtedness of such Person at such time: (i) in respect of any money borrowed by such Person, (ii) under or in respect of any guarantee (whether direct or indirect) by such person of any Indebtedness for borrowed money of any other Person, or (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guarantee or other substantially similar obligation to pay money.

      Guarantees:  the meaning specified in Section 2.05(b).
      ----------

      Guarantors:  the Affiliate Companies.
      ----------

      Hazardous Material:  the meaning specified in Section 4.19.
      ------------------

      Indebtedness or indebtedness:  as applied to any Person, (a) all
      ----------------------------
items (except items of capital stock,
capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any Lease which in accordance with generally accepted accounting principles consistently applied would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or otherwise sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      Interest Expense:  As applied to any Person for any period, the
      ----------------
aggregate amount (determined in accordance with generally accepted accounting principles) of interest accrued (whether or not paid) during such period by such Person in respect of all Indebtedness for borrowed money and the interest portion of all amounts accrued (whether or not paid) during such period by such Person in respect of all Capital Leases.

      Involuntary Petition:  the meaning specified in paragraph (j) of
      --------------------
Article VIII.

      Lease(s):  any lease of, or other periodic payment arrangement for
      --------
the use or possession of, property (real, personal or mixed).

      Lender:  Midlantic Bank, National Association and its successors and
      ------
assigns.

      Licenses:  the meaning specified in Section 4.13.
      --------

      Multiemployer Plan:  the meaning specified in Section 4.12.
      ------------------

      Net Income:  As applied to any Person for any fiscal period, the
      ----------
consolidated net income (or loss) of such Person, excluding any extraordinary income (or loss) or non-cash gains or loss of such Person for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05, adjusted to exclude results from discontinued operations (to the extent not accounted for as an extraordinary item) and the cumulative effects of any changes in accounting principles.

      Note:  the Secured Promissory Note of the Borrower of even date
      ----
herewith in the form of Schedule 2.01A hereto, as the same may be amended
                        --------------
or restated or replaced from time to time.

      PBGC:  the meaning specified in Section 4.12.
      ----

      Person or person:  any individual, corporation, partnership, joint
      ----------------
venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

      Premises:  the meaning specified in Section 4.19.
      --------

      PRI:  Pharmaceutical Resources, Inc., a New Jersey corporation.
      ---

      Prime Rate:  the rate of interest announced from time to time by
      ----------
Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

      RCRA:  the meaning specified in Section 4.19.
      ----

      Rents:  for any periods, the aggregate amount of payments by the
      -----
Borrower which are accrued (whether or not paid by the Borrower) during such period in respect of all Leases except Capital Leases.

      Security Document(s):  the meaning specified in Section 2.05.
      --------------------

      Stockholder(s):  with respect to any corporation all Persons who at
      --------------
any time hold or acquire capital stock of such corporation.

      Tangible Net Worth:  As applied to any Person at any time,
      ------------------
stockholders' equity of such Person, minus the amount thereof attributable to intangibles (including but not limited to goodwill, capitalized software and excess purchaser costs), all as determined, on a consolidated basis, in accordance with generally accepted accounting standards.

      Term Loan:  the meaning specified in Section 2.01(a).
      ---------

      Term Loan Commitment:  the meaning specified in Section 2.01(a).
      --------------------

      Termination Date:  the meaning specified in Section 2.01(a).
      ----------------

      Transaction Documents:  the meaning specified in Section 4.02.
      ---------------------

      Treasury Rate:  on the date of computation, the then weekly average
      -------------
yield on United States Treasury Notes adjusted to a constant maturity of 4 years as made available by the Federal Reserve Bank rounded to the next-highest one-eighth of one percent (0.125%).

      Unmatured Event of Default:  any event or condition, which, after
      --------------------------
notice or lapse of time, or both, would constitute an Event of Default.

      Working Capital:  the difference, determined in accordance with
      ---------------
generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05, between Current Assets minus Current Liabilities.

      All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01 hereof.


II.   GENERAL TERMS
      -------------

      Section 2.01.  Term Loan.
      ------------   ---------

      (a)  Term Loan.  Subject to the terms and conditions contained in
           ---------
this Agreement, and provided that no Event of Default or Unmatured Event of Default has occurred, the Lender agrees to make a loan (the "Term Loan") to the Borrower, in one or more advances (an "Advance" or collectively the "Advances"), upon the written request of Borrower, from the date hereof until December 31, 1994 (the "Termination Date"), in the aggregate principal amount of up to Four Million Dollars ($4,000,000.00) (the "Term Loan Commitment").
The Term Loan shall be evidenced by the Note.

      (b)  Procedures for Making Advances.  Whenever the Borrower desires
           ------------------------------
to receive an Advance, the Borrower will furnish the Lender a written request (referred to as a "Disbursement Request"), by telecopier or otherwise, which shall (i) be received by the Lender at the address for notices under Section
10.08 hereof, no later than 2:00 p.m. New Jersey time one (1) Business Day prior to the Drawdown Date of such Advance and (ii) specify (A) the Drawdown Date (which must be a Business Day) and (B) the amount of such Advance and (C) the bank account of the Borrower with the Lender to which payment of the proceeds of the Advance is to be made and (iii) contain a representation from the Company that the proceeds of the requested Advances shall be used exclusively for the purposes provided for under Section 2.06 of this Agreement. Subject to the terms and conditions of this Agreement, the Lender will make the Advance available to the Borrower by 2:00 p.m., New Jersey time, on the Drawdown Date by crediting the proceeds of such Advance to an account of the Borrower specified in the Disbursement Request.

      Section 2.02.  Repayment of Principal; Prepayment.
      ------------   ----------------------------------

      (a)  Principal in Respect of Term Loan.  The Term Loan shall be
           ---------------------------------
payable without setoff, deduction or counterclaim in forty-eight (48) equal consecutive monthly installments of principal, each in an amount equal to one forty-eighth (1/48) (rounded to the nearest whole dollar amount) of the principal amount outstanding on the Termination Date, commencing January 31, 1995, and continuing on the last day of each calendar month thereafter until December 31, 1998, when all remaining outstanding principal and accrued interest thereon shall be due and payable in full without setoff, deduction or counterclaim.

      (b) If not otherwise paid when due, the Lender may, at its discretion, charge the amount of any payment of principal or interest due on the Term Loan or any other amount that shall become due from the Borrower to the Lender under this Agreement, to any checking or loan account of the Borrower or apply any Collateral proceeds or other funds received by the Lender against payment of any such amount.

      (c) The Lender shall have no obligation to relend principal balances repaid.

      Section 2.03.  Applicable Interest Rate; Payment of Interest.
      ------------   ---------------------------------------------

            (a)   Term Loan Interest Rate.  (i) Subject to the Borrower's
                  -----------------------
option to convert to a fixed rate of interest pursuant to the provisions of
Section 2.03(a)(ii) and subject to the provisions of Section 9.02 hereof, the outstanding principal balance of the Term Loan shall bear interest from the date of Advance until payment in full, both before and after maturity, at a fluctuating rate per annum equal to the Prime Rate.

            (ii) Provided no Event of Default or Unmatured Event of Default has occurred and subject to the provisions of Section 9.02 hereof, the Borrower may elect to convert to a Treasury Rate interest rate by providing the Lender notice of such election no earlier than December 1, 1994 and no later than December 27, 1994 in the form attached hereto as Schedule 2.03 (the
                                                 -------------
"Conversion Notice"). If the Lender receives the Conversion Notice within the above period, and provided no Event of Default or Unmatured Event of Default has occurred prior to January 1, 1995, then from and after January 1, 1995, subject to Section 9.02 hereof, the outstanding principal balance of the Term Loan shall bear interest until payment in full, both before and after maturity, at a fixed rate equal to the Treasury Rate plus 250 basis points.

            (b)  Payment Dates.  Interest on the Note shall be payable
                 -------------
monthly in arrears without setoff, deduction or counterclaim on the last day of each calendar month commencing December 31, 1994 and continuing on the last day of each calendar month thereafter and after maturity, whether by reason of acceleration, payment, prepayment or otherwise.

            (c)  Interest Calculations.  Interest shall be computed on the
                 ---------------------
basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

            (d)    Lawful Rate.  If the interest rate calculated in
                   -----------
accordance with the terms of any provision of this Agreement, or the aggregate of all amounts due hereunder which are contracted for, charged or collected shall, at any time under any circumstances, exceed the maximum permitted by any law then applicable to the Term Loan, then for such period as the rate or amount contracted for, charged or collected would exceed the maximum permitted by such law (and no longer) the rate payable on the Term Loan or so contracted for, charged or collected shall be reduced to the maximum permitted by such law. In the event the Lender ever collects, or applies, as interest, any amount in excess of the maximum permitted by law, such excess amount shall be deemed a prepayment of such portion of the amounts due hereunder as are deemed to constitute principal of a loan, and if all amounts so deemed to constitute principal have been or are thereby paid in full, any remaining excess shall be paid to the Borrower to the extent permitted by law.

            Section 2.04.  [Intentionally Left Blank].
            ------------

            Section 2.05.  Security for the Note.
            ------------   ---------------------

            The Borrower's obligations and indebtedness to the Lender hereunder and under the Note shall be secured at all times by:

            (a) a Security Agreement of the Borrower of even date herewith granting Lender a continuing first priority security interest in all presently owned and hereafter acquired accounts, inventory, machinery, equipment and fixtures (excluding leasehold improvements located at 2 Ram Ridge Road, Spring Valley, New York), subject only to the existing liens in favor of Lender and liens, if any, expressly permitted under this Agreement; and

            (b) the joint and several, absolute and unconditional guarantees of the Guarantors (the "Guarantees").

            All agreements and instruments described or contemplated in this
Section 2.05, together with any and all other agreements and instruments heretofore or hereafter securing the Note and the Borrower's obligations hereunder or otherwise executed in connection with this Agreement, shall in all respects be acceptable to the Lender and its special counsel in form and substance and such agreements and instruments, as the same may be amended from time to time, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document". The Borrower agrees to take such action as the Lender may reasonably request from time to time in order to cause the Lender to be secured at all times as described in this Section 2.05, and the Lender's security interests to be perfected at all times.

            Section 2.06.  Use of Proceeds.
            ------------   ---------------

            The proceeds of the Term Loan shall be used by the Borrower exclusively to finance the expenditures set forth in Schedule 2.06
                                                      -------------
(attached hereto and made a part hereof) made by the Borrower in Fiscal Year 1994 and capital expenditures to be made by the Borrower for purchases made in the first Fiscal Quarter of 1995, as represented on an amendment to
Schedule 2.06 provided to the Lender by the Borrower with the
- -------------
corresponding Disbursement Request.

            Section 2.07.  Term.
            ------------   ----

            This Agreement, the Note, the Security Documents and all other agreements relating to the Term Loan contemplated hereby shall in all respects remain in full force and effect until final payment in full of the Note and all other Indebtedness to the Lender under this Agreement and the Security Documents.

III.  CONDITIONS OF MAKING THE TERM LOAN.
      ----------------------------------

      Section 3.01. Term Loan.
      ------------  ---------

      The obligation of the Lender to make the initial Advance under Term Loan hereunder is subject to the following conditions:

      (a) The representations and warranties set forth in this Agreement and in the Security Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date the Term Loan is made, and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the date the Term Loan is made.

      (b) The Borrower shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons) the following:

            (i)       The Note;

            (ii) The Security Documents, together with any other documents required or contemplated by the terms thereof;

            (iii)     A certificate of the Secretary of the Borrower certifying
      (A) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Agreement, the Note and the other Security Documents, (B) the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Note and the Security Documents, as applicable, (C) the by-laws of the Borrower and (D) that the Borrower's corporate charter or articles of incorporation has not been amended since the date of the certified copy of such document delivered pursuant to clause (iv) below;

            (iv) A copy of the corporate charter or articles of incorporation, certified by the Secretary of State of the state of organization, of the Borrower;

            (v) A completed Disbursement Request directing the Lender to disburse funds;

            (vi) Certificates of good standing (both as to corporation law and tax matters) issued by the state in which the Borrower is organized and any other state in which the failure to qualify would have a material adverse effect on the Borrower.

            (vii) A certificate from an officer of the Borrower reasonably satisfactory to the Lender certifying (A) that the representations set forth in Section 4 are true and correct, (B) that no Event of Default has occurred and (C) to such other matters as Lender may reasonably request;

            (viii) Certificates of insurance evidencing all insurance coverage and policy provisions required in this Agreement and the Security Documents together with loss payable endorsements in favor of the Lender with respect to each casualty insurance policy of the Borrower;

            (ix) Such other supporting documents, subordinations, waivers, consents, releases, resolutions and certificates as the Lender may reasonably request; and

            (x) Proper financing statements, executed by the Borrower as debtor, naming the Lender as secured party to be filed under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests created pursuant to the Security Documents.

      (c) The Lender shall have received the favorable written opinions of counsel for the Borrower, dated the date of the Term Loan, reasonably satisfactory to the Lender in scope and substance.

      (d) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

      (e) Neither an Event of Default nor an Unmatured Event of Default shall have occurred and be continuing or result or occur as a result of the entry into any of the Transaction Documents or the making of the Term Loan.

      Section 3.02.  Subsequent Advances.
      ------------   -------------------

      The obligation of the Lender to make any subsequent Advance of the Term Loan not made at the time of closing is subject to the following conditions precedent:

            (a) All warranties and representations set forth in this Agreement shall be true and accurate in all material respects as of the Drawdown Date which representations and warranties shall be deemed to have been stated in full as if set forth at length in Borrower's Disbursement Request.

            (b) The Borrower shall have delivered an executed and completed Disbursement Request to the Lender.

            (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the Drawdown Date.


      IV.   REPRESENTATIONS AND WARRANTIES
            ------------------------------

      The Borrower hereby represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Term Loan) that:

      Section 4.01.  Financial Statements.
      ------------   --------------------

      The Borrower has heretofore furnished to the Lender the consolidated balance sheet of PRI as at July 2, 1994, and PRI's consolidated statement of operations and retained earnings and statements of cash flows, for the fiscal year or other period ending on such date. Said financial statements and balance sheet have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and are complete and correct in all material respects and fairly present the financial condition of the Borrower as at said dates and the results of operations of the Borrower for the periods indicated, subject to year end adjustments. Since July 2, 1994, there has occurred no material adverse change in the Borrower's or (on a consolidated basis) PRI's business, assets, properties or condition (financial or otherwise), operations, or performance, other than as fully disclosed in said balance sheet and financial statements. Neither the Borrower nor any of the Affiliate Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments material to the Borrower or to them taken as a whole except as specifically mentioned in the foregoing financial statements.

      Section 4.02.  Organization, Etc.
      ------------   -----------------

      The Borrower (a) is a corporation duly organized and validly existing under the laws of the State of New Jersey and is duly qualified to transact business in each jurisdiction where the failure to so qualify would have a material adverse effect on the Borrower, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement, the Note and the Security Documents (collectively, the "Transaction Documents") to which it is a party or signatory, and (d) except as set forth on Schedule 4.02, has
                                                        --------------
no subsidiaries as of the date hereof.

      Section 4.03.  Authorization; Compliance, Etc.
      ------------   -------------------------------

      The execution and delivery of, and the performance by the Borrower of its obligations under, the Transaction Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, the corporate charter, articles of incorporation or by-laws of the Borrower or, except as disclosed in Schedule 4.04, any material indenture, agreement or other instrument to which the Borrower or PRI is a party, or by which the Borrower or PRI is bound, or, except as disclosed in Schedule 4.04, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower or (on a consolidated basis) of PRI pursuant to, any such
         --
indenture, agreement or instrument, except in favor of the Lender.

      Section 4.04.  Governmental and Other Consents.
      ------------   -------------------------------

      Except as described in Schedule 4.04 hereto, the Borrower is not
                             -------------
required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, or any other Person, in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents.

      Section 4.05.  Proceedings.
      ------------   -----------

      Except as disclosed in Schedule 4.05 hereto, there is no claim,
                             -------------
action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, or any arbitration board or tribunal, now pending or, to the knowledge of the Borrower, threatened (nor is the Borrower aware of any facts which could likely result therein), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, or (b) against or affecting the Borrower or any Affiliate Company, or to the knowledge of Borrower any other Affiliate of the Borrower, or any assets of any such party, which, if adversely determined, either in any case or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.

      Section 4.06.  Compliance with Laws and Agreements.
      ------------   -----------------------------------

      Except as otherwise disclosed in Schedule 4.06 hereto, neither the
                                       -------------
Borrower nor any of the Affiliate Companies is a party to any agreement or instrument or subject to any corporate or other restriction materially and adversely affecting the business, operations, properties assets or condition, financial or otherwise, of Borrower or (on a consolidated basis) of PRI.
                                    --
Neither the Borrower nor any of the Affiliate Companies is in violation of any provision of its corporate charter, articles of incorporation or by-laws and is not in violation in any material respect of any indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which could have a material adverse effect upon the Borrower or (on a
                                                             --
consolidated basis) upon PRI, or any order,
judgment or decree of any court or other agency of government. Without limiting the scope of the foregoing, (a) the Borrower and each of the Affiliate Companies and each of their properties, machinery, facilities and other business assets is in compliance in all material respects with all federal and state laws and regulations (including, without limitation, all regulations, rules, orders and requirements of the United States Food and Drug Administration) the violation of which could reasonably be expected to have a material adverse effect upon the Borrower or (on a consolidated basis) upon
                                          --
PRI, neither the Borrower nor any of the Affiliate Companies is charged with, nor to the knowledge of Borrower, under investigation with respect to any violation of any such law, rule or regulation, and (c) neither Borrower nor any of the Affiliate Companies has nor is now engaged in any illegal activity, including without limitation, a pattern of racketeering activity, that could subject any of the Borrower's or (on a consolidated basis) upon PRI's
                              --
assets to forfeiture or seizure.

      Section 4.07.  Title to Collateral.
      ------------   -------------------

      Except as specified on Schedule 4.07 hereto, the Borrower has good
                             -------------
title to all of the Collateral free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including, without limitation, liens or encumbrances in respect of unpaid taxes, except liens and encumbrances in favor of Lender or expressly permitted under this Agreement. The Borrower enjoys quiet possession under all Leases material to its business to which it is lessee, and all of such Leases are valid, subsisting and in full force and effect.

      Section 4.08.  Other Names or Entities.
      ------------   -----------------------

      Except as disclosed on Schedule 4.08 to this Agreement, none of
                             -------------
Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the seven years preceding the date of this Agreement (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any other corporation or business.

      Section 4.09.  No Insolvency.
      ------------   -------------

      Neither the borrowings made by the Borrower under this Agreement nor the execution, delivery and performance of the Note and the Security Documents render or will render the Borrower insolvent or unable to pay its debts as they become due; the Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against the Borrower.

      Section 4.10.  Full Disclosure.
      ------------   ---------------

      No statement of fact made by or on behalf of any Person (other than the Lender) in this Agreement, the Security Documents, or any certificate or schedule furnished to the Lender pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender in writing which materially affects adversely, or, which could likely materially affect adversely the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.

      Section 4.11.  Tax Returns; Tax Examination.
      ------------   ----------------------------

      (a)   Except as set forth in Schedule 4.11 hereto, the Borrower has
                                   -------------
filed (or caused to be filed) all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments.

      (b) The federal income tax returns of the Borrower have been examined by the Internal Revenue Service (or closed by applicable statute) for all tax periods prior to and including the tax year ending September, 1990. All deficiencies that have been asserted against the Borrower as a result of such examination have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination that, by application of similar principles reasonably can be expected to result in the assertion of a material deficiency for any other year not so examined, except to the extent that such deficiency has been reserved for in the financial statements described in Section 4.01. The Borrower has not taken any
                        ------------
reporting positions for which it does not have a reasonable basis and does not anticipate any further material tax liability with respect to the tax years that have not been closed. For purposes of this Section 4.11 the term
                                                 ------------
"Borrower" shall include each other Person with which the Borrower files consolidated or combined income tax returns or reports.

      Section 4.12.  Pension Plans, Etc.
      ------------   -------------------

      (a)   Plans.  Except as set forth in Schedule 4.12 hereto,
            -----                          -------------
neither the Borrower nor any entity with which Borrower would be aggregated (a "Commonly Controlled Entity") under Section 414(b), (c), (m), or (o) of the Code, maintains or contributes to any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee or former employee.

      (b)   Funding of Employee Benefit Plans.  Except as set forth in
            ---------------------------------
Schedule 4.12 hereto, all contributions and other payment required to be
- -------------
made by the Borrower or any Commonly Controlled Entity to all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which either the Borrower or any Commonly Controlled Entity maintains or to which any of them contributes (the "Employee Benefit Plans") have been made or reserves adequate for such purposes have been set aside and reflected on the Borrower's financial statements. With respect to any such Employee Benefit Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA (an "Employee Pension Plan"), there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, and no waiver of the minimum funding standard has been applied for or obtained from the Internal Revenue Service under Section 412(d) of the Code. No lien has arisen under Section 412(n) of the Code with respect to the assets of the Borrower. The Borrower has no reason to believe that the level of contributions required to be made to each multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Commonly Controlled Entity contributed or contributes (a "Multiemployer Plan") is not sufficient to maintain the level of benefits under such plan now in effect or scheduled to become effective in the future.

      (c)   Fiduciary Duties, Prohibited Transactions and Administration.
            ------------------------------------------------------------
Neither the Borrower nor any Commonly Controlled Entity has breached any fiduciary duty imposed on it under Part 4 of Title I of ERISA with respect to any Employee Benefit Plan and has not engaged in any nonexempt prohibited transaction, as defined in Section 406 of ERISA and Section 4975 of the Code. Each Employee Benefit Plan has been and is administered in all material respects in accordance with its terms and applicable laws, rules and regulations.

      (d)   Status of Funded Pension Plans.  Except as set forth in
            ------------------------------
Schedule 4.12 hereto, each funded Employee Pension Plan has been determined
- -------------
by the Internal Revenue Service to be qualified under Section 401(a) or Section 403(a) of the Code and nothing has occurred which would cause the loss of such qualification or the imposition of any material tax liability or penalty under the Code or ERISA on the Borrower. With respect to each Employee Pension Plan which is subject to Title IV of ERISA, other than Multiemployer Plans, (1) neither the Borrower nor any Commonly Controlled Entity has failed to make required contributions or incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), (2) no reportable event, as defined in Section 4043(b) of ERISA, has occurred, (3) except as set forth in Schedule 4.12 the actuarial present value of the benefit liabilities, as defined in Section 4001(a)(16) of ERISA ("Benefit Liabilities"), does not exceed the fair market value of the assets available to provide the Benefit Liabilities. Neither the Borrower nor any Commonly Controlled Entity knows of any facts or circumstances which likely will, if known by the PBGC, give rise to any liability to the PBGC under Title IV of ERISA (other than for premium payments). With respect to Multiemployer Plans, neither the Borrower nor any Commonly Controlled Entity has withdrawn or partially withdrawn, as described in Subtitle E of Title IV of ERISA from any Multiemployer Plan, and there exists no condition or set of circumstances which could likely result in any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any material liability to the Borrower or any Commonly Controlled Entity.

      (e)   Status of Employee Welfare Plans.  No Employee Benefit Plan
            --------------------------------
which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA (an "Employee Welfare Plan"), provides for continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required by Section 601 of ERISA and Section 4980B of the Code ("COBRA") and regulations thereunder or by applicable state statutory law. With respect to any Employee Welfare Plan, Borrower and each Commonly Controlled Entity have complied with the notice and continuation coverage requirements of COBRA and regulations thereunder such that there would not result in any loss of any material deduction under Section 162 of the Code or any material tax, penalty or liability to the Borrower.

      (f)   Claims.  There are no claims (other than claims for benefits in
            ------
the normal course), actions or lawsuits asserted or instituted with respect to, and neither Borrower nor any Commonly Controlled Entity has knowledge of any threatened claims or litigation with respect to, any Employee Benefit Plan or any fiduciary thereof, except as set forth in Schedule 4.12.
                                              -------------

      Section 4.13.  Licenses, Etc.
      ------------   --------------

      The Borrower and each Affiliate Company possess or have otherwise been granted all material governmental approvals, authorizations, licenses and permits required in connection with the conduct by the Borrower of its business as presently conducted including without limitation, from the United States Food and Drug Administration (such approvals, authorizations, licenses and permits, together with any extensions, modifications or renewals thereof and any additional approvals, authorizations, licenses or permits hereafter issued or granted to the Borrower and to each Affiliate Company, being herein sometimes referred to collectively as the "Licenses"). All existing Licenses are in full force and effect, are duly issued or granted in the name of, or validly assigned to, the Borrower or such Affiliate Company, and the Borrower or such Affiliate Company have full power and authority to operate thereunder.

      Section 4.14.  O.S.H.A.
      ------------   --------

            Borrower and each Affiliate Company have duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance, in all material respects, with the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

      Section 4.15.  Ownership of Borrower.
      ------------   ---------------------

      PRI owns beneficially and of record all of the issued and outstanding capital stock of the Borrower and such shares are held free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to Lender, and there are no warrants, options or other rights to acquire shares of the Borrower's capital stock of any class.

      Section 4.16.  Patents, Trademarks, Etc.
      ------------   -------------------------

      The Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

      Section 4.17.  Brokers, Etc.
      ------------   -------------

      The Borrower has not dealt with any broker, finder, commission agent or other similar person in connection with the Term Loan or the transactions contemplated by this Agreement, and the Borrower is not under any obligation to pay any broker's fee, finder's fee or other similar compensation or commission in connection with such transactions and the Borrower covenants and agrees to indemnify and hold harmless the Lender from and against, any and all broker's fees, finder's fees or other similar compensation or commission in connection with such transactions.

      Section 4.18.  [Intentionally Left Blank]
      ------------

      Section 4.19.  Environmental Matters.  (a) Except as may be
      ------------   ---------------------
otherwise specifically stated in Schedule 4.19, neither the Borrower nor,
                                 -------------
to the best of the Borrower's knowledge, any other Person:

            (i) has ever caused, permitted, or suffered to exist any oil, friable asbestos, hazardous waste, hazardous substance, or other hazardous material (as defined under applicable law including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601(14) and (33); the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6903(5); the New Jersey Industrial Site Recovery Act ("ISRA") N.J.S. 13:1K-6, et. seq., all of which is collectively referred to herein as "Hazardous Material") to be spilled, placed, held, located or disposed of on, nor are any now existing on, any real estate legally or beneficially owned by the Borrower or leased by the Borrower (the "Premises"), or into the atmosphere, any body of water, any wetlands or the Premises;

            (ii) has any knowledge that any Premises has ever been used (whether by the Borrower or, to the best of the Borrower's knowledge and belief, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material;

            (iii) has any knowledge of any notice of violation, lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises, the improvements thereon, any other property owned by the Borrower or any other property which was previously included in the property description of the Premises or such other real property, or with respect to the release of Hazardous Material at, upon, under or within the Premises, the improvements or such other real property, or the past or ongoing migration of Hazardous Material from neighboring lands or to the Premises or the improvements; and

            (iv) has any knowledge of any asbestos-containing materials, PCBs, radon gas, or urea formaldehyde foam insulation at, upon, under or within the Premises or any improvements thereon.

            (v) is by classification subject to ISRA by virtue of its Standard Industrial Classification number being set forth in ISRA.

      (b)  Except as disclosed in Schedule 4.19 to this Agreement, no
                                  -------------
property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of ISRA or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower:

2834
- ----

      (c)   Except as disclosed in Schedule 4.19 to this Agreement,
                                   -------------
Borrower is in compliance in all material respects with all applicable federal, state and local statutes, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazard waste and substances, and other environmental, health and safety matters.

      Section 4.20.  Enforceability.
      ------------   --------------

      This Loan Agreement, the Note and the Security Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

      Section 4.21.  Investment Company Act; Public Utility Holding Company Act.
      ------------   ----------------------------------------------------------

      The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

      Section 4.22.  Federal Reserve Regulations.
      ------------   ---------------------------

      The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Term Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U or X of said Board of Governors.


V.    FINANCIAL COVENANTS.
      -------------------

      The Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to the Borrower hereunder, or there remains outstanding any portion of the principal of, or interest on, the Note, or there remains outstanding any other Indebtedness to the Lender, whether now existing or arising hereafter, under this Agreement, the Note or the Security Documents, the Borrower will:

      Section 5.01.  Maximum Capital Expenditures.
      ------------   ----------------------------

      Not pay or become obligated to pay Capital Expenditures in any Fiscal Year listed below which in the aggregate for such Fiscal Year exceed the amount specified below opposite such Fiscal Year:

            Fiscal Year          Maximum Capital Expenditures
            -----------          ----------------------------

            1994                             $15,000,000
            1995                             $0
            1996 (through March 31, 1996)    $2,000,000

provided, however, the Borrower may carry forward into and use in
- ------------------
subsequent years amounts unused in any year so long as so doing would not result in the occurrence of an Event of Default or an Unmatured Event of Default.

      Section 5.02.  Minimum Working Capital.
      ------------   -----------------------

      Maintain at all times minimum Working Capital of Borrower of Ten Million Dollars ($10,000,000).

      Section 5.03.  Tangible Net Worth.
      ------------   ------------------

      Maintain at all times a minimum Tangible Net Worth of Borrower of Twenty-Three Million Dollars ($23,000,000.00).

      Section 5.04.  Restricted Payments.
      ------------   -------------------

      Borrower may, to the extent otherwise permitted by law, pay the dividends described in Schedule 5.04, and unless there shall have occurred and be
             --------
continuing an Event of Default or an Unmatured Event of Default, or unless such an Event of Default or Unmatured Event of Default shall arise as a result of the payment hereinafter described, the Borrower may, to the extent otherwise permitted by applicable law, declare and pay dividends to its Stockholders in cash or property, or purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock or return any capital to its Stockholders which cumulatively do not in the aggregate exceed in any Fiscal Year an amount equal to (i) fifty-percent (50%) of the Borrower's Net Income for the immediately preceding Fiscal Year, minus (ii) the amount of any dividend or distribution described in Schedule 5.04 paid in the same Fiscal Year.
                          --------

      Section 5.05.  Debt to Tangible Net Worth Ratio.
      ------------   --------------------------------

      Not cause, suffer or permit the ratio of the Borrower's Funded Debt to the Borrower's Tangible Net Worth as of the end of any Fiscal Quarter or Fiscal Year to exceed 1.0:1.0.

      Section 5.06.  Minimum Interest Coverage.
      ------------   -------------------------

      Borrower shall maintain at all times (as measured on a rolling four (4) fiscal quarter basis as evidenced by the quarterly and annual financial statements provided pursuant to Section 6.05 hereof) a ratio of Adjusted EBIT to total cash interest expense during such period on all Indebtedness of at least 1.5:1.0.

      Section 5.07.  Minimum Percentage of PRI.
      ------------   -------------------------

      Not cause, suffer or permit its assets to be or become less than eighty percent (80%) of the consolidated assets of PRI.


VI.   AFFIRMATIVE COVENANTS
      ---------------------

      The Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to the Borrower hereunder, or there remains outstanding any portion of the principal of, or interest on, the Note, or there remains outstanding any other Indebtedness to the Lender, whether now existing or arising hereafter, under this Agreement, the Note, or the Security Documents, the Borrower will:

      Section 6.01.  Preservation of Assets; Compliance with Laws, Etc.
      ------------   -------------------------------------------------

      Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation, and all material Licenses and franchises and comply in every material respect with all laws and regulations applicable to it or the conduct of its business or ownership or use of its properties (including without limitation, those related to food and drugs, environmental, health and safety matters and ERISA) and all material agreements to which it is a party the violation of which could have a material adverse effect upon the Borrower; at all times maintain, preserve and protect all material trade names and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty covered by insurance excepted).

      Section 6.02.  Insurance.
      ------------   ---------

      (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty; provide and maintain (or cause to be provided and maintained), at its expense, comprehensive general property, products liability, workers' compensation and business interruption insurance protecting against such liabilities, losses and damages and in such amounts and with such deductibles as are reasonably acceptable to the Lender, in each case issued by financially sound and reputable insurers, and, upon request of the Lender, furnish to the Lender satisfactory evidence of the same; notify the Lender of any material change in the insurance maintained on the Borrower's properties after the date hereof and furnish the Lender satisfactory evidence of any such change; provided that each insurance policy shall: (i) as to the Collateral, be "all risk" "full replacement cost" insurance against loss, damage or destruction with such deductibles as are reasonably acceptable to the Lender and name the Lender (A) as an additional insured and the sole loss payee or (B) as the sole loss payee pursuant to a so-called "standard mortgagee clause", (ii) provide that no action of the Borrower, any of the Affiliate Companies or any tenant or sub-tenant shall void such policy as to the Lender, (iii) provide that the Lender shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation; and ensure that all insurance payable with respect to the Collateral is payable to no party other than the Lender and the Borrower. In the event that the Borrower shall default in the performance of its obligations under this Section 6.02, the Lender may, at its option, effect such insurance coverage with an insurer acceptable to the Lender and add the premium(s) paid therefor to the principal amount of the indebtedness incurred pursuant hereto, and the amount of such premium shall be payable by the Borrower on demand with interest thereon at the highest rate payable hereunder.

      (b) Notwithstanding any other provision of this Agreement to the contrary, prior to the occurrence of an Event of Default or an Unmatured Event of Default, the Borrower may collect and deposit in any account of the Borrower at the Lender the proceeds of insurance of Collateral which in the aggregate with all such proceeds and the book value of all sales or dispositions under
Section 7.03(b) (other than the unused liquid pharmaceutical machinery referred to therein) do not in the aggregate exceed $200,000 in any one Fiscal Year of the Borrower or exceed $800,000 from the date of this Agreement; provided, that the Borrower notifies the Lender in writing of the collection and deposit of such insurance proceeds, the Collateral loss which resulted in such insurance proceeds and the aggregate of all insurance proceeds then collected to date under this paragraph; provided, further, however, to the extent any such proceeds are used to repair or purchase replacement Collateral against which the Lender possesses a lien of the same priority as the Lender's lien was against the Collateral subject to the loss, then the amount of such insurance proceeds so used will not be included in the computation under this paragraph.

      Section 6.03.  Taxes, Etc.
      ------------   -----------

            Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and
- --------  -------
discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate legal proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested;

and provided, further that, in any event, payment of any such tax,
    --------  -------
assessment, charge, levy or claim shall be made before any of Borrower's or (on a consolidated basis) PRI's property shall be seized or sold in satisfaction thereof.

      Section 6.04.   Notice of Proceedings, Defaults, Adverse
      ------------    ----------------------------------------
                         Change, Etc.
                         ------------

            Promptly (and in any event within five days of the Borrower's discovery thereof) give written notice to the Lender of (a) any proceedings instituted or threatened in any federal, state or local court or before any commission, agency or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a material adverse effect upon its business, operations, prospects, properties, assets, or condition, financial or otherwise; (b) any notices of default received by the Borrower (together with copies thereof, if requested by the Lender) with respect to alleged defaults under or violations of any of its material licenses, permits, approvals or franchises (including the Licenses), or any material agreements to which the Borrower is a party or any alleged defaults with respect to any evidence of Indebtedness of the Borrower, which Indebtedness is in an amount which equals or exceeds $500,000, or any mortgage, indenture or other agreement relating thereto; (c) any material adverse change in the condition, financial or otherwise, or prospects of the Borrower, or (d) the occurrence of any Event of Default or Unmatured Event of Default.

      Section 6.05.  Financial Statements and Reports.
      ------------   --------------------------------

      Furnish to the Lender:

            (a) (i) Within ninety (90) days after the end of each Fiscal Year, PRI's consolidated, audited balance sheet and statements of operations and retained earnings, and statements of cash flows, together with supporting schedules, prepared in accordance with generally accepted auditing standards consistently applied and certified without qualification by its independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender (which absent any material adverse change may remain as Richard
A. Eisner & Company) (the "Accountants"), the form of such consolidated financial statements to be satisfactory to the Lender (which consolidated financial statements may be in the form required to be annexed to or incorporated in PRI's Annual Report on Form 10-K), showing the consolidated financial condition of PRI at the close of such Fiscal Year and the results of operations during such year, together with a statement to the effect that such Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default or Unmatured Event of Default has occurred (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, such
             --------  -------
Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above,
and
- ---

                  (ii) Within ninety (90) days after the end of each Fiscal Year, Borrower's consolidating balance sheet and statements of operations and retained earnings and statements of cash flows, together with supporting schedules, certified by the chief financial officer of PRI as presenting fairly the financial condition of the Borrower at the close of such Fiscal Year and as having been prepared in accordance with generally accepted accounting principles, the form of such consolidating financial statements to be satisfactory to the Lender;

            (b) Within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, PRI's consolidated (and if the Borrower is not in compliance with the obligations of Section 5.07 above, then also Borrower's) balance sheet and statements of operations and retained earnings and cash flows, together with supporting schedules, prepared by PRI or the Borrower, as the case may be, in accordance with generally accepted accounting principles, consistently applied (which consolidated financial statements may be in the form required to be annexed to or incorporated in PRI's Quarterly Report on Form 10-Q) and certified by the chief financial officer of PRI, such balance sheet to be as of the end of such Fiscal Quarter and such statements of income to be for the quarter then ended and the period from the beginning of the then current Fiscal Year to the end of such quarter (in each case subject to normal audit and year-end adjustments);

      (c) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by
Section 6.05(b), a certificate in the form of Schedule 6.05 hereto signed
                                              -------------
by the corporate treasurer or the chief financial officer of the Borrower setting forth the calculations contemplated in Article V of this Agreement, and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default or Unmatured Event of Default has occurred (or, if such an event has occurred, a statement explaining its nature and extent and setting forth the steps the Borrower proposes to take to cure or prevent any Event of Default);

      (d) Promptly upon delivery to any Person other than the Borrower or the Affiliate Companies or their respective accountant's or legal counsel, a copy of any report, certificate, letter or other writing which in any manner describes, discusses or indicates the occurrence of any Event of Default or any occurrence with which the mere passage of time or the giving of notice or both would or will become an Event of Default with respect to any Indebtedness of Borrower or any Affiliate Company for borrowed money.

      (e) Promptly upon receipt thereof, and in any event within five (5) days after such receipt, copies of all correspondence and notices received by the Borrower from federal and state government regulatory agencies (including without limitation, the United States Environmental Protection Agency, the New Jersey Department of Environmental Protection and Energy, the United States Food and Drug Administration, and the Internal Revenue Service) relating to any potential or actual adverse action or determination taken or which may be taken against Borrower or any of its Affiliates.

      (f) As soon as reasonably possible and in any event within ten (10) days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower as the Lender may reasonably request from time to time;

      (g) Immediately upon their becoming available, copies of each filing made (including those items which are deemed not officially "filed") with the Securities and Exchange Commission, including without limitation, a copy of each registration statement, Form 10-K, Form 10-Q, Form 8-K, Form 8 and each proxy statement and annual report, in each case with a copy of the exhibits thereto other than exhibit copies of which were previously delivered to Lender.

      Section 6.06.  Inspection.
      ------------   ----------

      Permit employees, agents and representatives of the Lender to inspect, on prior notice during normal business hours, the Premises and the Borrower's books and records and to make abstracts or reproductions thereof, including, without limitation, permitting the Lender to inspect any and all equipment or other assets comprising collateral security for the Term Loan and any and all maintenance records and agreements with respect to such equipment and other assets. In no event will any Person be permitted to photograph or videotape any portion of the Premises or any of the Borrower's operations prior to the occurrence of an Event of Default.

      Section 6.07.  Accounting System.
      ------------   -----------------

      Maintain complete and accurate books and records of all its operations and properties and a standard system of accounting in accordance with generally accepted accounting principles consistently applied.

      Section 6.08.  Yield Protection.  If any change in any law,
      ------------   ----------------
regulation or guideline or in the interpretation thereof, or any order or ruling by any regulatory body, court or other governmental authority, or compliance by Lender with any request or directive (whether or not having the force of law) of any such regulatory body, court or authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition affecting loans made or assets held by Lender or deposits in or for the account of Lender, and the result of any such event is increased cost or reduced benefit to Lender in maintaining the Term Loan (as determined by Lender's reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), Borrower shall pay to Lender from time to time, within 10 days after demand, additional amounts sufficient to compensate Lender for such increased cost or reduced benefit from the date of such event, together with interest on each such amount from a date 10 days after the date demanded at the rate then applicable to the Term Loan. A certificate setting forth in reasonable detail such increased cost or reduced benefit shall be conclusive as to the amount thereof, absent manifest error. Lender shall not be required to accept any payment of principal of the Term Loan which bears interest at the Treasury Rate in advance of its due date unless the Borrower shall, at such time, also pay all reemployment costs incurred by the Lender as a result of such early repayment and such payment of principal shall be applied in inverse order of maturity.

      Section 6.09.  Additional Assurances.
      ------------   ---------------------

      From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Note or the Security Documents, and upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the Security Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, execute and deliver or cause to be executed and delivered all related applications, certifications, instruments and other documents and papers.

      Section 6.10.  Environmental Indemnification.
      ------------   -----------------------------

      In respect of all environmental matters:

      (a) Without in any way limiting the generality of Section 6.01, comply in every material respect with the requirements of all federal, state, and local environmental laws; notify the Lender promptly in the event of any spill, hazardous waste pollution or contamination affecting the Premises; forward to the Lender promptly any notices relating to such matters received from any governmental agency; and pay promptly when due any fine or assessment against the Premises unless the same is being contested by Borrower in good faith in appropriate legal proceedings and it shall have set aside on its books adequate reserves with respect to any such fine or assessment, but in any event payment of any such fine or assessment shall be made before any of Borrower's or (on a consolidated basis) PRI's property shall be seized or sold in satisfaction thereof;

      (b) not become involved, and not permit any tenant or subtenant of any of the Premises to become involved, in any operations at the Premises generating, manufacturing, storing, disposing, refining or handling Hazardous Material or any other activity that could lead to the imposition on the Lender, Borrower or the Premises of any liability or lien under any environmental laws;

      (c) immediately contain and remove any Hazardous Material (other than that which is generated, used and disposed of in the ordinary course of business in compliance with applicable law) found on the Premises, which work must be done in compliance with applicable laws and at the Borrower's expense; and the Borrower agrees that the Lender has the right, at its sole option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done;

      (d) promptly upon the request of the Lender, based upon the Lender's reasonable belief that a Hazardous Waste or other environmental problem exists with respect to the Premises, provide the Lender with an environmental site assessment report or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Lender;

      (e) not take any action or permit any tenant or subtenant of any of the Premises to take any action, which will cause any of the Premises to be considered an "industrial establishment" as that term is defined under ISRA;

      (f) indemnify, defend, and hold the Lender harmless from and against any claim, cost, damage (including, without limitation, consequential damages), expense (including, without limitation, reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, the Lender, or the Premises; provided the Borrower shall have no obligation to indemnify or hold harmless the Lender under this Subsection (f) with respect to matters caused by or resulting directly from the willful misconduct or gross negligence of the Lender; notwithstanding any other provision of this Agreement to the contrary, the provisions of this Section 6.10(f) shall continue in effect and shall survive (among other things) any termination of this Agreement, payment and satisfaction of the Note, and release of any Collateral;

      (g) notwithstanding the foregoing or anything to the contrary contained in this Agreement, the mere use of fuels, lubricants and other hazardous or toxic materials normally used in the conduct of a pharmaceutical manufacturer, in quantities customarily used in the conduct of such business, shall not be a violation of any covenant contained in Sections 6.10(b), (c) or (e) of this Agreement, so long as no such substance is used in a manner which would be in violation of, or subject the Borrower or any tenant of any of its real property to a claim under or pursuant to, ISRA, the Spill Compensation and Control Act, CERCLA, RCRA or any law or regulation promulgated by the New Jersey Department of Environmental Protection or any other state or federal governmental agency; provided, however, that nothing contained in this paragraph (g) shall in any manner release the Borrower from its obligation to indemnify, defend and hold harmless the Lender pursuant to Section 6.10(f).

      Section 6.11.  Principal Business.
      ------------   -------------------

      Engage, directly and indirectly, principally in the business of a manufacturer and distributor of pharmaceutical products.


VII.  NEGATIVE COVENANTS
      ------------------

      The Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to the Borrower hereunder, or there remains outstanding any portion of the principal of, or interest on, the Note, or there remains outstanding any other Indebtedness to the Lender, whether now existing or arising hereafter, under this Agreement, the Note or the Security Documents, unless the Lender shall otherwise consent in writing, it shall not, directly or indirectly:

      Section 7.01.  Indebtedness.
      ------------   ------------

      Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Funded Debt, whether direct, indirect or contingent, except:

      (a)   Indebtedness to the Lender;

      (b) Indebtedness under Capital Leases relating to the purchase price of equipment to be used in the business of the Borrower or with respect to other Capital Expenditures, to the extent such Indebtedness was permitted by Section
5.01 hereof at the time incurred;

      (c) Indebtedness to any Affiliate, provided that such Indebtedness is subject to a subordination agreement in form and substance satisfactory to Lender;

      (d)   Indebtedness existing on the date hereof and described in
Schedule 7.01 attached hereto; provided, however, that the terms of
- -------------                  --------  -------
such Indebtedness shall not be modified or amended, nor shall payment thereof be extended, without the prior written consent of the Lender unless such amendment, modification or extension would not result in any additional or different financial burden (other than additional time to repay at substantially the same rate and cost) on (or additional lien on any assets of) Borrower, or in any way enhances the corresponding creditor's position in comparison to Lender;

      (e) Indebtedness in respect of reasonable automobiles used by employees of the Borrower in furtherance of the Borrower's business.

      Section 7.02.  Liens.
      ------------   -----

      Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter, owned, including without limitation, any of its real property owned or leased, other then:

      (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

      (b)   security interests and liens in favor of the Lender;

      (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and (subject to the provisions of Article VIII) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

      (d) liens securing Indebtedness described in Section 7.01(b) provided that each such lien shall at all times be limited solely to the item or items of property so acquired;

      (e)   any other liens existing on the date hereof and described in
Schedule 7.02 attached hereto;
- -------------

      (f) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business; and

      (g)   liens on automobiles securing Indebtedness described in Section
7.01(g).

      Section 7.03.  Disposition of Assets.
      ------------   ---------------------

      (a) Sell, lease, transfer or otherwise dispose of any of its accounts, equipment or inventory or any material assets of Borrower to any Person, except
(i) in connection with the replacement of equipment with other equipment of at least equal utility and value (provided that the Lender's lien upon such newly-acquired equipment has the same priority as the Lender's lien upon the replaced equipment) (ii) the sale of inventory in the ordinary course of business and the retirement of other assets in the normal course of operations.

      (b) Prior to the occurrence of an Event of Default or an Unmatured Event of Default, Borrower may, in addition to sales and dispositions permitted under 7.03(a)(i) and (ii), sell or otherwise dispose of equipment which in the aggregate with all other such sales or disposals during any one Fiscal Year of the Borrower does not have a book value in excess of an amount equal to $200,000.00 minus all insurance proceeds collected and included in the computation under Section 6.02 (b) during such fiscal year and which in the aggregate with all other such sales or disposals from the date hereof to the date of such sale or disposal, do not have a book value in excess of an amount equal to $800,000.00 minus all insurance proceeds collected and included in the computation under Section 6.02(b) since the date of this Agreement;
                                  -----
provided that Borrower notifies Lender in writing of such sale, the equipment sold,the book value of such equipment, the aggregate book value of all such sales or disposals during that Fiscal Year and the aggregate book value of all such sales and disposals from the date hereof to the date of such sale; provided, however, the disposition of machinery used prior to the date hereof in the manufacture of liquid pharmaceutical products shall be excluded from the above calculations.


      Section 7.04.  Dividends and Other Distributions.
      ------------   ---------------------------------

      Declare or pay any cash dividend or make any distribution on, or redeem, retire or repurchase or otherwise acquire directly or indirectly, any share of its stock or make any distribution of assets to its stockholders, except to the extent expressly permitted under Section 5.04 hereof.

      Section 7.05.  Sale Leaseback.
      ------------   --------------

      Enter into or become obligated under any conditional sale, sale-leaseback or other title retention agreement, except as may otherwise be permitted hereunder.

      Section 7.06.  Acquisition.  Acquire or obligate itself to acquire
      ------------   -----------
the stock, or assets (except in the ordinary course Borrower's business) of any Person, except for acquisitions consummated solely for (i) cash or (ii)
        ------
subject to the provision of Section 8.01(m), Borrower's capital stock or (iii) Funded Debt not in excess of $5,000,000 in any one Fiscal Year, or (iv) any combination of (i), (ii) and (iii).

      Section 7.07.  Fundamental Changes.
      ------------   -------------------

      Amend its corporate charter, articles of incorporation or by-laws in any way that could have a material adverse effect upon its business or upon the Lender's rights hereunder or under the Security Documents (it being expressly agreed that the inclusion of any provision similar to those set forth in
Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section); take any steps in contemplation of dissolution or liquidation; enter into or authorize any merger, consolidation, reorganization or recapitalization; or conduct any material part of Borrower's business through any subsidiary, unincorporated association or other entity; provided, however, Borrower may engage in a merger where Borrower is the surviving entity if Borrower (i) provides Lender at least forty-five days prior written notice (including the details) of the proposed merger and (ii) thereafter receives Lender's prior written consent to such merger, which consent will not be unreasonably withheld or delayed.

      Section 7.08.  Change in Business.
      ------------   ------------------

      Materially change or alter the nature of or cease operations of its business; or change the location of the chief executive office of the Borrower or, without 45 days' prior written notice to the Lender and the execution, delivery and filing of such documents as reasonably required by the Lender, the name under which it conducts its business; provided, however, upon at least 45 days prior written notice and the execution, delivery and filing of such documents as reasonably required by Lender, Borrower may move its chief executive office within Northern New Jersey, Fairfield County in Connecticut and Rockland, Westchester and New York Counties in New York State.

      Section 7.09.  Accounts Receivable.
      ------------   -------------------

      Sell, assign, discount or dispose in any way of any accounts receivable or promissory notes arising out of any of the Collateral except for collection (including endorsements) in the ordinary course of business.

      Section 7.10.  Transactions with Affiliates.
      ------------   ----------------------------

      Except for the transaction described in Schedule 7.10, enter into any
                                              -------------
transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of the Borrower except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon terms not less favorable to the Borrower than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

      Section 7.11.  Illegal Activities.
      ------------   ------------------

      Engage in any conduct or activity, including, without limitation, a pattern of racketeering activity, that could subject any of the Borrower's assets to forfeiture or seizure.


VIII.  DEFAULTS
       --------

      Section 8.01  Defaults.
      ------------  --------

      Each of the following events (each of which is herein sometimes called an "Event of Default") shall constitute an Event of Default under this
Agreement:

      (a) any representation or warranty made in this Agreement, a Security Document, or any other Transaction Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowings hereunder, shall prove to be false or misleading in any material respect when made; or

      (b) default in the payment of any installment of the principal of the Note or the principal of any other Indebtedness of the Borrower to the Lender, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise and the continuation of such default past any applicable grace period or, if no applicable grace or cure period, for three
(3) days following the date such payment is due and payable; or

      (c) default in the payment of any fee, rental, expense, or other obligation payable by the Borrower to the Lender or any installment of any interest on the Note or on or in respect of any other Indebtedness of the Borrower to the Lender, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default past any applicable grace period or, if no applicable grace period, for three (3) days following the date such payment is due and payable; or

      (d) default in the due observance or performance by any Person other than the Lender of any other covenant, condition or agreement contained in this Agreement, which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Lender to the Borrower; provided, however, that
                                                --------  -------
if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; or

      (e) for any reason any Security Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest or lien of Lender granted pursuant thereto shall fail to be perfected (except due to acts or omissions of the Lender, if the Borrower has taken all acts requested by the Lender to reperfect such security interest or lien), or fail to be a first priority security interest or lien in favor of Lender in any material item of the Collateral or any party thereto other than the Lender, shall contest the validity of any security interest or lien granted under, or shall seek to disaffirm or reduce its obligations under, any Security Document; or

      (f) any default shall occur or exist under any Security Document and such default shall continue unremedied for more than the applicable period of grace, if any, specified therein; or

      (g) any event of default with respect to any other evidence of Indebtedness of the Borrower or any Affiliate Company for borrowed money which event of default permits the corresponding creditor to exercise remedies with respect to such Indebtedness, which Indebtedness is in an amount which equals or exceeds $500,000, whether or not such event of default results in acceleration of such Indebtedness; or

      (h) (A) the Borrower shall lose, fail to keep in force, suffer the termination, suspension or revocation of, or terminate, forfeit or suffer an amendment to, any License at any time held by it, which could reasonably be expected to have a material adverse effect on the operations of the Borrower;
(B) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any material License held by the Borrower and the Lender shall reasonably and in good faith believe that the result thereof shall be the termination, revocation, suspension or material adverse amendment of such License; or

      (i) the Borrower shall (A) discontinue its business, (B) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (C) admit in writing its inability to pay its debts as they mature, (D) make a general assignment for the benefit of creditors, (E) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (F) file a volunoltary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or corporate action shall be taken for the purpose of effecting any of the foregoing or (G) become unable or fail to pay its debts generally as they become due; or

      (j) there shall be filed against the Borrower an involuntary petition seeking reorganization of such Borrower or the appointment of a receiver, trustee, custodian or liquidator of the Borrower or any material part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being herein referred to as an "Involuntary Petition"); or

      (k) final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Borrower, exceeds $500,000, shall be rendered against the Borrower and no insurer(s) shall have admitted in writing its liability for such judgments to an extent which reduces the Borrower's aggregate liability to less than $500,000, if such judgment shall remain undischarged or not have been stayed pending appeal within thirty (30) days after entry thereof or shall not have been discharged within five (5) days after the expiration of any such stay; or

      (l) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower in an amount exceeding $500,000 in the aggregate which shall remain undischarged thirty (30) days after the attachment thereof or no insurer shall have admitted its liability in writing to satisfy and remove the attachment, or the same shall not have been stayed pending appeal within thirty (30) days after entry thereof or shall not have been discharged within five (5) days after the expiration of any such stay; or

      (m) for any reason less than one hundred percent (100%) of the issued and outstanding capital stock of the Borrower is owned by PRI, free and clear of any lien or encumbrance; or

      (n) the Borrower or any material part of its business or assets shall be the subject of (i) any extraordinary product recall which results in the ceasing or other than short term shut down of any material portion of Borrower's business, or (ii) any seizure or forfeiture proceeding or similar action instituted or conducted by any agency, office or department of state or federal government, except such as are being contested in good faith in an appropriate legal proceeding and in which no judgment has been rendered adverse to the interest of the Borrower; or

      (o) there occurs or the Borrower takes any action to authorize any sale or transfer in bulk or encumbrance on all or a major part of the Borrower's assets; or

      (p) PRI's Net Income for any Fiscal Quarter is a negative number and when combined with the PRI's Net Income for the immediately prior Fiscal Quarter results in an aggregate loss for the overall six month period; or

      (q)   With respect to any Employee Benefit Plan (as defined in Section
4.12 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could likely, or do subject Borrower to any tax, penalty or other liability that likely would, or does, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower: (a) a reportable event as defined in Section 4043 of ERISA, (b) a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Employee Benefit Plan or filing of notice of intention to terminate, (d) institution by the PBGC of proceedings to terminate, or to appoint a trustee to administer, the Employee Benefit Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multi-employer Employee Benefit Plan, or the reorganization, insolvency or termination of a multi-employer Employee Benefit Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Employee Benefit Plan or the PBGC; or

      (r) any of the Guarantees ceases to be effective, or any of the Guarantors denies the validity of or liability under any of the Guarantees, or any of the events described in subsections (a), (d), (g), (h), (i), (j), (k),
(l), (n), or (o) above occurs with respect to any of the Guarantors.

Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Lender, the Term Loan Commitment shall terminate and the Note and all other Indebtedness of the Borrower to the Lender shall immediately become due and payable, including all principal and interest, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this Article VIII, in which event the Term Loan Commitment shall automatically terminate and such Indebtedness shall automatically become due and payable) and Lender shall be entitled to forthwith exercise (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided in this Agreement, the Note or any other Transaction Document and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity. In the event of an acceleration of the Borrower's Indebtedness hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (j) of this Article VIII, such acceleration shall be rescinded, and the Borrower's rights hereunder reinstated, if, within ninety (90) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed and there shall then exist no other Event of Default or Unmatured Event of Default under this Agreement.


IX.  REMEDIES ON DEFAULT, ETC.
     -------------------------

      Section 9.01.  Remedies.
      ------------   --------

      In case any one or more Events of Default shall occur and be continuing, the Lender shall have the right, in addition to all other rights and remedies provided by law or by this Agreement or any other Transaction Document, to proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Transaction Document or the Note or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereunder or thereby or by law. No right conferred upon the Lender hereby or by any Transaction Document or the Note shall be exclusive, but shall be cumulative and in addition to any other right or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise; and the Lender may exercise its remedies concurrently, independently or successively.

      Section 9.02.  Default Rate.
      ------------   ------------

      Without regard to whether the Lender has exercised any other rights or remedies hereunder, the applicable interest rate under the Note shall at the Lender's option, but only to the extent permitted by law, be increased to a rate per annum (the "Default Rate") equal to the interest rate specified under
Section 2.03 hereof, plus two percent (2%) per annum upon the occurrence of an Event of Default.

      Section 9.03.  Cross Default.
      ------------   -------------

      BORROWER HEREBY AGREES THAT ALL OTHER OBLIGATIONS BETWEEN BORROWER AND LENDER OR ANY AFFILIATE OF LENDER (INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF BORROWER UNDER OR IN CONNECTION WITH OR IN ANY WAY RELATED TO
(I) THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, DATED THE DATE HEREOF) AND (II) THE AMENDED AND RESTATED AGREEMENT CONCERNING TERM LOANS, DATED THE DATE HEREOF) AS ANY OR ALL OF THE SAME MAY, FROM TIME TO TIME, BE AMENDED, MODIFIED, RESTATED OR OTHERWISE REVISED, ARE HEREBY AMENDED SO THAT A DEFAULT UNDER THIS AGREEMENT IS A DEFAULT UNDER ALL SUCH OTHER AGREEMENTS AND A DEFAULT UNDER ANY ONE OF THE OTHER AGREEMENTS IS A DEFAULT UNDER THIS AGREEMENT.

      Section 9.04.  Application of Proceeds.
      ------------   -----------------------

      The Borrower hereby agrees that upon the occurrence of an Event of Default, the Lender shall be entitled to apply the proceeds of any payment made to the Lender by or on behalf of the Borrower, including, without limitation, the proceeds arising from any of the collateral securing any of the obligations of Borrower to the Lender, in a manner and against the obligation or obligations as determined in the sole and absolute discretion of the Lender; provided, however, if the Lender takes affirmative action to enforce any of its remedies in order to realize against any of the Collateral, any proceeds received by the Lender from any or all such actions shall be applied first against secured obligations and then against any unsecured obligations.

X.  MISCELLANEOUS
    -------------

      Section 10.01.  Survival.
      -------------   --------

      This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Term Loan and shall continue in full force and effect so long as the Note or any other Indebtedness to the Lender, whether now existing or hereafter arising, under this Agreement or the Security Documents, is outstanding and unpaid or the Lender has any obligation to make credit extensions hereunder.

      Section 10.02.  Expenses.
      -------------   --------

      The Borrower agrees to reimburse the Lender upon demand for all out-of-pocket costs, charges, liabilities, documentary stamp taxes, intangible taxes, any other taxes due under any applicable state law (exclusive of taxes measured or imposed in terms of the Lender's net income) and any other expenses of the Lender (including, without limitation, (i) reasonable fees and disbursements of (A) counsel to the Lender and (B) agents of the Lender not regularly in its employ and (ii) the allocated costs of services of Lender's in-house counsel (except such that are clearly mere duplications of costs under (i)(a)) in connection with (a) the preparation, negotiation, interpretation, execution and delivery of this Agreement, the Note, any Security Documents and any other agreements or documents relating thereto, (b) the making of the Term Loan, (c) any amendments, modifications, consents or waivers in respect thereof, (d) any enforcement of any of the Transaction Documents, (e) any proceedings with respect to any of the Transaction Documents or with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrower or any party to any Transaction Document, and
(f) any claims by third parties (except as caused by or result directly from the willful misconduct or gross negligence of the Lender) relating to the foregoing.

      Section 10.03.  Indemnification; Limitation of Liability.
      -------------   ----------------------------------------

      (a) The Borrower agrees to protect, indemnify and hold harmless the Lender and each of its officers, directors, employees and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Loan Agreement, the Note or any of the Security Documents, or any act, event or transaction related or attendant thereto, the agreements of the Lender contained herein, the making of the Term Loan, the management of the Term Loan or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Term Loans hereunder (collectively, the "Indemnified Matters"); provided that the Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting directly from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.

      (b) To the extent permitted by applicable law, no claim may be made by the Borrower or any other Person against the Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Loan Agreement, the Note or any of the Security Documents or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither the Lender nor any of its affiliates, directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the above referenced documents except for its or their own gross negligence or willful misconduct.

      Section 10.04.  Setoffs, Etc.
      -------------   -------------

      The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender and any purchaser of a participation in the Note shall be entitled, at any time and from time to time, at its option, without notice to Borrower (any such notice being expressly waived by Borrower),to offset balances held by it for the account of the Borrower at any of its offices, against any Indebtedness or other fees or charges owed to the Lender or such purchaser hereunder if the same are not paid when due (regardless of whether such balances are then due to the Borrower) or if the Borrower becomes insolvent, howsoever evidenced, or if any Event of Default occurs, and that such offset balances may be applied toward the payment of any Indebtedness of the Borrower to the Lender or to any such purchaser in the Note, whether or not such Indebtedness or any part thereof shall then be due; in which case the Lender or such purchaser shall promptly notify the Borrower thereof, provided, however, that the Lender's or such purchaser's failure to give such notice shall not affect the validity thereof.

      Section 10.05.  Governing Law.
      -------------   -------------

    THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

      Section 10.06.  Amendment; Modification.
      -------------   -----------------------

      No modification or waiver of any provision of this Agreement, or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

      Section 10.07.  Waiver.
      -------------   ------

      The Lender's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Note or any of the Security Documents or other Transaction Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lender of any such term, condition or other provision or default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, the Note or any of the Security Documents or other Transaction Documents, and each and every term, condition and other provision of this Agreement, the Note, the Security Documents and other Transaction Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Security Documents shall be deemed to be continuing unless and until waived in writing by the Lender.

      Section 10.08.  Notice.
      -------------   ------

      All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed certified, return receipt requested, or telecopied, personally served or sent by courier service to the applicable party at the addresses indicated below.

      If to the Lender:

      MIDLANTIC BANK, NATIONAL ASSOCIATION
      CORPORATE BANKING DEPARTMENT
      P.O. Box 600
      Edison, New Jersey  08818

with a copy to:

      Michael J. Dunne, Esq.
      Pitney, Hardin, Kipp & Szuch
      (mail to) P.O. Box 1945
      Morristown, New Jersey 07962-1945
      (street address) 200 Campus Drive
      Florham Park, New Jersey 07932

and if to Borrower:

      PAR PHARMACEUTICAL, INC.
      One Ram Ridge Road
      Spring Valley, New York  10977
      Att'n: Treasurer

with a copy to:

      Hertzog, Calamari & Gleason
      100 Park Avenue
      New York, New York 10017
      Att'n: Stephen A. Ollendorff, Esq.

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given when delivered in person or by courier service, upon receipt of a telecopy or 3 business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).

      Section 10.09.  Successors and Assigns.
      -------------   ----------------------

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent of the Lender. Any such impermissible assignment or delegation shall be void and of no effect.

      (b) Lender shall have the right in its sole discretion to assign its rights under any of the Transaction Documents or to sell one or more participations in the Note and the Transaction Documents without notice to or consent of the Borrower and in connection therewith, to provide any such proposed assignee(s) or participant(s) with financial and other information and copies of documents relating to the Borrower, the Affiliate Companies, the Borrower's or the Affiliate Companies' business, and the transactions contemplated hereby, provided that any such Person agrees in writing to keep any such information that is not otherwise publicly available confidential. Upon receipt of written notice from the Lender, the Borrower agrees to provide to any such assignee(s) or participant(s) copies of all financial information required to be delivered to the Lender pursuant to Section 6.05 hereof.

      Section 10.10.  Consent to Jurisdiction, Service of Process.
      -------------   -------------------------------------------

      The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of New Jersey and the United States District Courts for the District of New Jersey, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or under the Note, the Security Documents or any other Transaction Documents, or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of the courts. In addition, to the extent that it may lawfully do so, the Borrower hereby consents to the service of process by U.S. certified or registered mail, return receipt requested, addressed to the Borrower at the address to which notices are to be given hereunder.

      Section 10.11.  Waivers.
      -------------   -------

      (A) THE BORROWER AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NEITHER THE BORROWER, THE LENDER NOR ANY ASSIGNEE OF OR SUCCESSOR TO EITHER THE BORROWER OR THE LENDER, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 10.11 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.11 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Borrower waives all defenses and rights to interpose any setoff or counterclaim of any nature except only a defense pertaining to the existence of an Event of Default or a counterclaim to the extent that the failure to so assert such counterclaim would permanently preclude the prosecution or recovery upon the same.

      Section 10.12.  No Derogation.
      -------------   -------------

      This Agreement and the Transaction Documents are in addition to, and not in derogation of, other obligations of the Borrower in favor of the Lender. None of the obligations shall be effected by the Lender's consent to any substitution or release of any or all of the Collateral or the collateral for any other obligation, the release of any party to an obligation or the waiver of any provision thereof, or by any loss of or damage to any collateral or the failure of the Lender to perfect or maintain its security interest or other liens therein.

      Section 10.13.  Severability.
      -------------   ------------

      Any provision of this Agreement, the Note or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 10.14.  Section Headings.
      -------------   ----------------

      Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 10.15.  Amendment of Other Agreements.
      -------------   -----------------------------

      All references in this Agreement to other documents and agreements to which the Lender is not a party shall be deemed to refer to such documents and agreements as presently constituted and not as hereafter amended or modified unless the Lender shall have expressly consented in writing to such amendment(s) or modification(s).

      Section 10.16.  Accounting Principles.
      -------------   ---------------------

      ALL REFERENCES IN THIS AGREEMENT TO ANY CALCULATIONS OR DETERMINATIONS MADE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES SHALL BE ON A CONSOLIDATED BASIS (UNLESS OTHERWISE EXPRESSLY STATED) AND SHALL MEAN, FOR ANY FISCAL PERIOD, SUCH PRINCIPLES APPLIED ON A BASIS CONSISTENT WITH (A) THE APPLICATION OF THE SAME IN PRIOR FISCAL PERIODS, (B) THAT EMPLOYED BY THE ACCOUNTANTS IN PREPARING THE FINANCIAL STATEMENTS REFERRED TO IN SECTION 6.05(A) HEREOF.

      Section 10.17.  Compliance by PRI.
      -------------   -----------------

      Lender agrees that compliance by PRI, on a consolidated basis, with the terms and provisions of Sections 5.01-5.06, 6.05, 6.07, 7.01, 7.02, 7.04, of
this Agreement (as though it were the Borrower) shall be deemed compliance by Borrower with such Sections.

      Section 10.18.  Knowledge and Discovery.
      -------------   -----------------------

      All references in this Agreement to "knowledge" or "awareness" of, or "discovery" by, the Borrower shall be deemed to include any such knowledge of, or discovery by, PRI or any of the Borrower's executive officers.

      Section 10.19.  Integration.
      -------------   -----------

      This Agreement supersedes the Borrower's application for the Term Loan, the Lender's commitment and proposal letters in respect of the Term Loan, and all other prior dealings between the parties hereto and their respective agents, employees, or officers with respect to the credit facilities extended hereby, and this Agreement, together with the Transaction Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed as a sealed instrument by their respective duly authorized officers, all as of the day and year first above written.


Attest:                       PAR PHARMACEUTICAL, INC.


/s/ Kenneth G. Mosesian       By:   /s/ Robert Edinger
- -------------------------        --------------------------------
Name: Kenneth G. Mosesian        Name: Robert Edinger
Title: Treasurer                 Title: Vice President


                              MIDLANTIC BANK, NATIONAL ASSOCIATION


                              By:   /s/ Peter J. Cahill
                                 ---------------------------------
                                 Name: Peter J. Cahill
                                 Title: Vice President

                            INDEX OF SCHEDULES
                            ------------------


      Schedule 2.01A    Secured Promissory Note of the Borrower
      Schedule 2.03     Conversion Notice
      Schedule 2.06     Use of Proceeds
      Schedule 4.02     List of Borrower's Subsidiaries
      Schedule 4.04     Governmental and Other Consents
      Schedule 4.05     Pending Litigation
      Schedule 4.06     Compliance with Laws and Agreements
      Schedule 4.07     Liens on Collateral
      Schedule 4.08     Ownership In Other Entities
      Schedule 4.11     Tax Returns and Taxes
      Schedule 4.12     Pension Plans, Etc.
      Schedule 4.19     Environmental Matters
      Schedule 5.04     Dividends
      Schedule 6.05     Periodic Reporting Certificate
      Schedule 7.01     Indebtedness
      Schedule 7.02     Other Liens
      Schedule 7.10     Transactions with Affiliates

                              SCHEDULE 2.01A
                              --------------

                          Secured Promissory Note
                          -----------------------


$4,000,000.00                                      _____________________, 1994


            FOR VALUE RECEIVED, PAR PHARMACEUTICAL, INC. (the "Borrower"), hereby unconditionally promises to pay to the order of MIDATLANTIC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at its offices located at Metro Park Plaza, P.O. Box 600, 499 Thornall Street, Edison, New Jersey 08818, in lawful moneys of the United States of America, the principal sum of Four Million Dollars ($4,000,000.00) (or if different the aggregate unpaid principal amount of all Advances (as defined in the Loan Agreement (as hereinafter defined)) outstanding on the Termination Date (as defined in the Loan Agreement)) with interest thereon, as follows:

            (i) Monthly payments of interest on the principal balance outstanding from time to tome accrued to the date of payment, at the rate hereinafter specified, on the last day of each month commencing on December 31, 1994; and

            (ii) Forty-eight (48) equal monthly installments of principal (each installment equal to one forty-eighth (1/48) of the principal amount outstanding on the Termination Date) commencing on January 31, 1995 and thereafter on the last day of each month until and including December 31, 1998 when all unpaid principal, interest and other amounts due shall be due and payable.

            All advances made by Bank hereunder, and all payments made on account of principal hereof, may be recorded by bank on the grid attached to and made a part of this Note. Amounts recorded on such grid, or any amounts recorded by Bank electronically, by computer or otherwise in accordance with its customary practices, shall be conclusive absent manifest error, but failure to make or error in any such recordation shall not affect Obligor's obligation to repay the amounts due under this Note.

            Interest on the outstanding unpaid balance of principal hereof shall accrue from the date hereof at the rate of interest per annum as determined in accordance with Section 2.03(a) of the Loan Agreement, provided, that in no event shall such interest be higher than the maximum
- --------
lawful rates and provided, further, that interest shall be calculated
                 --------  -------
on the basis of a 360-day year for the actual number of days elapsed.

            Interest on this Note shall be due and payable on the last day in each calendar month commencing December 31, 1994, or if the last day is not a Business Day, then on the first Business Day thereafter until the principal balance has been paid in full. If not otherwise paid when due, the Bank may, at its discretion, charge said interest or any schedule payment of principal to any checking or loan account of the Borrower. The Bank will present a monthly invoice to Borrower reflecting interest payments due, and any failure or delay by the Bank in submitting invoices for interest payments shall not discharge or relieve the Borrower of the obligation to make such interest payments.

            This Note is evidence of the Term Loan refereed to in the Term Loan Agreement, dated of even date herewith, between the Borrower and the Bank (herein called the "Loan Agreement") and all other agreements, mortgages and all other security for the payment hereof delivered to the Bank in connection with the Loan Agreement (hereinafter the "Loan Documents") between the Bank and the Borrower, and is subject to all of the terms and provisions of the Loan Documents, including certain provisions for prepayment and acceleration of maturity. All terms of the Loan Agreement are incorporated herein by reference and in the event of ambiguity or inconsistency between the terms of the Loan Agreement and the terms hereof, the terms of the Loan Agreement shall prevail. This Note is secured by and entitled to the benefits of each and every security interest granted under and pursuant to the Loan Documents.

            This Note shall be subject to prepayment on such terms and conditions and upon payment of such prepayment penalty as is provided in the Loan Agreement.

            If an Event of Default (as defined in the Loan Agreement) occurs, the principal (and to the extent permitted by law, interest) payable hereunder (whether before or after judgment) shall bear interest payable upon demand, from the date of such Event of Default until paid in full, at a fluctuating interest rate per annum equal at all times to the Default Rate (as defined in the Loan Agreement) and may become payable in the manner, with the effect, and subject to the conditions provided in the Loan Documents.

            If this Note is mutilated, lost, stolen or destroyed, then, upon surrender thereof (if mutilated) or receipt of evidence (if lost, stolen or destroyed) the Borrower shall execute and deliver a new promissory note of like tenor, which shall show all payments which shall have been made on account of the principal hereof.

            The Borrower hereby consents that from time to time, without further notice or further consent, the performance or observance of any of the agreements or conditions contained herein or in any of the Loan Documents may be waived or the time of performance thereof extended by the holder hereof and payment of any obligation hereunder or under any of the Loan Documents may be accelerated in accordance with any agreement between the holder hereof and any party liable with respect hereto or thereto, or may be extended, or may be renewed in whole or in part, or any collateral securing the same may be exchanged, surrendered, released or otherwise dealt with as the holder hereof may determine, all without affecting the obligations hereunder of the Borrower.

            In connection with any action or proceeding arising out of or relating in any way to this Note, or any act or omission relating to any thereof, BORROWER AND BANK WAIVE THE RIGHT TO TRIAL BY JURY, and Borrower also waives all defenses and rights to interpose any setoff or counterclaim of any nature except only a defense pertaining to the existence of a default or a counterclaim to the extent that the failure to so assert such counterclaim would permanently preclude the prosecution or recovery upon the same.

            All parties hereof, whether makers, endorsers, or otherwise and all guarantors and sureties for the payment hereof, hereby waive diligence, demand, presentment, notice of nonpayment, notice of dishonor, protect, and all other notices or demands whatsoever, and do hereby consent that without notice to and without releasing the liability of any party hereto, the obligation of any party may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Bank. The non-exercise by the holder of any of its rights hereunder in any particular instance or series of instances shall not constitute a waiver thereof in such instances or any subsequent instance.

            Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Note or affecting the validity or unenforceability of such provision in any other jurisdiction.

            This Note has been executed and delivered in the State of New Jersey and shall be deemed to be a contract made under, and shall be construed for all purposes in accordance with, New Jersey law, without regard to principles of conflict law.

ATTEST                                           PAR PHARMACEUTICAL, INC.


By:                                        By:
   ---------------------------------          ---------------------------------

STATE OF    )
            ) ss.:
COUNTY OF   )

            I CERTIFY as follows:

            1.    On                                         , 1994,
                    -----------------------------------------       -----------

personally appeared before me;

            2.    I was satisfied that this person is the person who executed

the attached instrument as (vice president/president) of                       ,
                                                         ----------------------

a                                    corporation; and
  ----------------------------------

            3.    This person stated that (he/she) was authorized to execute

the instrument on behalf of                                      , and that
                            -------------------------------------

(he/she) executed the instrument as the act of such corporation.






                                    -----------------------------

                                    A Notary Public of New Jersey

                                                       Schedule to Secured
                                                       Promissory Note dated
                                                       _______________, 1994


                      LOAN AND PAYMENTS OF PRINCIPAL
                      ------------------------------


          Amount        Amount
          ------        ------
           of             of             Principal      Interest    Notation
           --             --             ---------      --------    --------
Date     Advance     Principal Paid       Balance         Rate      Made By
- ----     -------     --------------       -------         ----      -------

- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------
- -----   ---------   ----------------    ------------   ----------- ----------

                                 SCHEDULE 2.03
                                 -------------

                            [Borrower's Letterhead]


Midlantic Bank, National Association
P.O. Box 600
499 Thornall Street
Edison, New Jersey  08818
Attn:  Corporate Banking Department

                            Re:  Conversion Notice

Gentlemen:

      Pursuant to Section 2.03(a)(ii) of the Term Loan Agreement, dated November 30, 1994 by and between Midlantic Bank, National Association and PAR Pharmaceutical, Inc., we hereby elect the Treasury Rate interest rate to be effective January 1, 1995.


                                         Very truly yours,

                                         PAR PHARMACEUTICAL, INC.



                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                               SCHEDULE 2.06
                               -------------

                              Use of Proceeds
                              ---------------


            Proceeds of the Term Loan shall be used to finance the acquisition of equipment for use, and make leasehold improvements useful, in the ordinary course of the Borrower's business, including, without limitation, the equipment and improvements described as annexed hereto or substantially equivalent thereto acquired or made by Borrower in Fiscal Year 1994.

                               SCHEDULE 4.02
                               -------------

                      List of Borrower's Subsidiaries
                      -------------------------------


      1.    Quad Pharmaceutical, Inc.

      2.    Par Printing Enterprises, Inc.

      3.    Advanced Biopharm Inc.

      4.    Generic Innovations, Inc.

                               SCHEDULE 4.04
                               -------------

                      Governmental and Other Consents
                      -------------------------------


            1. To the extent that Collateral includes rights under Licenses, the assignment of which is prohibited without the consent of the issuing governmental entity, the granting of a security interest therein under the Security Agreement may require the obtaining of such consent. No such consents have been obtained.

            2. To the extent that Collateral includes rights under contracts, leases and other agreements (other than "Accounts" (as defined in the Uniform Commercial Code) or "general intangibles" for money due or to become due or with respect to Proceeds of such Collateral), the assignment of which is prohibited without the consent of the other parties thereto, the granting of a security interest therein under the Security Agreement may require the obtaining of such consents. No such consents have been obtained.

            3. The execution and delivery of, and performance under, the Amended and Restated Agreement Concerning Term Loans, dated the date hereof, between Borrower and Lender (the "ACTL") may require the consent of the Rockland County Industrial Development Agency under the Bond. No such consent has been obtained.

                               SCHEDULE 4.05
                               -------------

                            Pending Litigation
                            ------------------


            The Borrower is involved in minor litigation matters, incidental to the conduct of its business, but does not believe that the ultimate resolution thereof will have a material adverse effect on its financial condition. Three actions of which the Borrower is aware are:

      . Penny Kay Petrie Liability Lawsuit wherein P.K. Petri, et al, have initiated legal action against a physician, a pharmacy, Pfizer, Inc. and Goldline Laboratories, Inc. (the firm for which the Borrower manufactures product). This action has been referred to the Borrower's product liability insurance carrier.

      . Rubie Mae Dillon Products Liability Lawsuit wherein R.M. Dillon has initiated legal action against a physician and the Borrower. This action has been referred to the Borrower's product liability insurance carrier.

      . The Borrower has been named as a defendant in an action brought by Borschow Hospital and Medical Supplies, Inc., in the United States District Court for the District of Puerto Rico. The action seeks to recover approximately $62,000 for amounts allegedly due under a distributorship agreement between Borschow and Quad Pharmaceuticals, Inc. ("Quad"), as well as $1,200,000 in damages for alleged termination without cause of Borschow's purported exclusive distributorship for Quad.

            The Borrower received a warning letter on May 26, 1994, from the U.S. Food & Drug Administration ("FDA") setting forth certain alleged deviations from current good manufacturing practice regulations and alleged violations of related provisions of the Federal Food, Drug and Cosmetic Act. The warning letter does not limit the manufacture of the Borrower's product line nor suspend the review and approval of applications pending at FDA. FDA indicated that it will shortly complete its review of the Borrower's response.

                               SCHEDULE 4.06
                               -------------


                    Compliance with Laws and Agreements
                    -----------------------------------


            The Borrower received a warning letter on May 26, 1994, from the U.S. Food & Drug Administration ("FDA") setting forth certain alleged deviations from current good manufacturing practice regulations and alleged violations of related provisions of the Federal Food, Drug and Cosmetic Act. The warning letter does not limit the manufacture of the Borrower's product line nor suspend the review and approval of applications pending at FDA. FDA indicated that it will shortly complete its review of the Borrower's response.

                               SCHEDULE 4.07
                               -------------

                            Liens on Collateral
                            -------------------



                                                       File
                                                       ----
   Secured Party                  Jurisdiction        Number      Filing Date
   -------------                  ------------        ------      -----------




Copelco Credit                      New York           93-1300       4/27/93
Corporation                     Secretary of State    Book 0603
10 Mountainview Road                                  Page 1205
Upper Saddle River, NJ 07458



Copelco Credit                   Rockland County       087429        4/23/93
Corporation                           Clerk
10 Mountainview Road
Upper Saddle River, NJ 07458

                               SCHEDULE 4.08
                               -------------

                        Ownership in Other Entities
                        ---------------------------


            Borrower sells inventory purchased from foreign manufacturers, at cost, to PRX Distributors, Ltd., a wholly-owned subsidiary of PRI and an affiliate of Borrower, and repurchases such inventory for sales to third parties in the ordinary course at prices charged to such other third parties.

            All other Affiliate Companies of Borrower are wholly-owned subsidiaries of the Borrower and are in all material respects inactive.

            Borrower was the surviving corporation of a merger with Par Merging Corp., a wholly-owned subsidiary of PRI. The Certificate of Merger was filed on August 8, 1991, in the New Jersey Secretary of State's Office.

                               SCHEDULE 4.11
                               -------------


                           Tax Returns and Taxes
                           ---------------------


Income Taxes
- ------------

            1. PRI is contesting the IRS position that credits for research activities are not permitted. In the event a determination is made that PRI was not entitled to such credits, a charge of approximately $1,000,000 will be incurred for income taxes. PRI believes that any such disallowance, and the resultant charge, would not have any material adverse effect on PRI's operations, liquidity or cash flow. Special tax counsel has been retained by PRI to resolve this matter and is presently in negotiations with the U.S. Treasury Department.

            2. See also Schedule 4.02 regarding license fees to the State of New York.

            3. See also Schedule 4.02 regarding Quad annual reports for 93 and 94 to the State of Indiana.

                               SCHEDULE 4.12
                               -------------


                            Pension Plans, Etc.
                            -------------------


            The Borrower has a defined-contribution, Social Security integrated Retirement Plan providing retirement benefits to eligible employees as defined in the Plan. It also maintains a Retirement Savings plan whereby eligible employees are permitted to contribute from 1% to 12% of pay to this Plan. The Borrower contributes an amount equal to 50% of the first 6% of the pay contributed by the employee.

            The Borrower maintains a Defined Benefit Pension Plan covering eligible employees as defined in the Plan. The benefits under this Plan are based on the participants' length of service and compensation, subject to Employee Retirement Income Security Act of 1974 and Internal Revenue Service limitations. The funding policy for this Plan is to contribute amounts actuarially determined as necessary to provide sufficient assets to meet the benefit requirements of the Plan retirees. The plan's assets are invested in guaranteed deposit accounts. Effective October 1, 1989, the Company "froze" the Plan, accordingly, service costs are excluded from benefit accruals under the Plan.

            The discount rate used to measure the projected benefit obligation for the Plan is 7%. The expected long-term rate of return on plan assets in 1993 was 9%. The Plan's funded status and the amounts recorded on the Company's consolidated balance sheets are as follows (in thousands):

                                                 1993            1992
                                                 ----            ----


Vested benefit obligations                      $1,888          $1,763

Accumulated benefit obligations                 $1,888          $1,763

Projected benefit obligations                   $1,888          $1,763

Market value of assets                           1,565           1,438
                                                ------          ------
Projected benefit obligation in
excess of market value                            (323)           (325)

Unrecognized net obligation at                     757             808
September 30, 1987

Unrecognized net (gain)                           (151)           (201)


Adjustment for minimum liability                  (606)           (607)
                                                   ---             ---

Net recorded pension (liability)                 $(323)          $(325)
                                                   ===             ===

                               SCHEDULE 4.19
                               -------------

                           Environmental Matters
                           ---------------------

Borrower uses fuels, lubricants and other possibly hazardous materials normally used in the conduct of a pharmaceutical manufacturer, in quantities customarily used in the conduct of such business,which use is not in violation of any covenant contained in Section 6.10(b), (c) or (e) of this Agreement and no such substance is used in any manner which would be in violation of, or subject Borrower or any Affiliate Company, or any tenant of any of its real properties to a claim under or pursuant to ISRA, the Spill Compensation and Control Act, CERCLA, RCRH or any law or regulation promulgated by the New Jersey Department of Environmental Protection or any other state or federal governmental agency.

See also Schedules 4.05 and 4.06.

                               SCHEDULE 5.04
                               -------------

                                 Dividends
                                 ---------

            Dividends and other distributions to PRI sufficient to enable it to pay dividends when due on the PRI Series A Convertible Preferred Stock and the payment of such dividends by PRI, pursuant to the terms of such Series A Convertible Preferred Stock as set forth in PRI's certificate of incorporation as in effect on the date hereof.

                               SCHEDULE 6.05
                               -------------

                      Periodic Reporting Certificate
                      ------------------------------

                                    , 19

Midlantic Bank, National Association
Metro Park Plaza
P.O. Box 600
Edison, New Jersey  08818

Attn:  Corporation Banking Department

      As required by Section 6.05(c) of that certain Term Loan Agreement dated November 30, 1994 (the "Loan Agreement") by and between you as Lender and PAR Pharmaceutical, Inc. (the "Borrower"), a review of the activities of the Borrower for the fiscal [year] [quarter] ending ______________, 19__ (the "Fiscal Period") has been made under my supervision with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Agreement and all other agreements or undertakings contemplated thereby, and to the best of my knowledge, neither an Event of Default nor an Unmatured Event of Default (as such terms are defined in the Loan Agreement) has occurred and is continuing.

      I further certify that the amounts set forth below, with abbreviated descriptions, to the best of my knowledge accurately present amounts required to be calculated by various covenants of the Loan Agreement as of the last day of the Fiscal Period. Unless otherwise expressly specified herein, all terms used herein have the identical meanings as set forth in the Loan Agreement.

      1.    Section 5.01 - Maximum Capital Expenditures.
            -------------------------------------------

The aggregate Capital Expenditures for the _____ Fiscal Year to date was $
___________.

      2.    Section 5.02 - Minimum Working Capital.
            --------------------------------------

The Working Capital as at the last day of the Fiscal Period was $____________.

      3.    Section 5.03 - Tangible Net Worth.
            ---------------------------------

Tangible Net Worth as of the last day of the Fiscal Year was $_________.

      4.    Section 5.05 - Debt to Tangible Net Worth.
            -----------------------------------------

The ratio of Funded Debt to Tangible Net Worth as of the last day of the Fiscal Period was _______:_______.

      5.    Section 5.06 - Minimum Interest Coverage.
            ----------------------------------------

The ratio of Adjusted EBIT to interest expense for the four quarters ended ___________, 199_ was ___________:_____________.

      6.    Section 5.07 - Minimum Percentage of PRI.
            ----------------------------------------

The assets of the Borrower comprised at least 80% of the consolidated assets of Pharmaceutical Resources, Inc. as of the last day of the Fiscal Period.


                                                      Very truly yours,

                                 SCHEDULE 7.01

                                 Indebtedness
                                 ------------

PAR PHARMACEUTICAL, INC.


   Amount*                      Lender                Maturity Date
   -------                      ------                -------------

   $1,312,083         Urban National Bank             May 1, 2001
      951,889         Midlantic National Bank         Feb. 1, 1999
    2,454,555         Midlantic National Bank         Feb. 1, 1999
    1,822,269         Midlantic National Bank         Feb. 1, 1999
       21,123         Urban National Bank             Sept. 15, 1996
       17,267         Urban National Bank             Oct. 15, 1996
       17,693         Urban National Bank             Nov. 15, 1996
       17,821         Urban National Bank             March 15, 1997
       18,511         Urban National Bank             Feb. 15, 1997
       15,859         Urban National Bank             Oct. 15, 1996
       18,309         Urban National Bank             March 15, 1997
       17,286         Urban National Bank             Feb. 15, 1997
       22,180         Urban National Bank             March 15, 1997
       29,844         Urban National Bank             Sept. 15, 1997

*     as of 10/1/94

                                 SCHEDULE 7.02

                                  Other Liens
                                  -----------


                                                       File
                                                       ----
   Secured Party                  Jurisdiction        Number      Filing Date
   -------------                  ------------        ------      -----------

Copelco Credit                      New York           93-1300       4/27/93
Corporation                     Secretary of State    Book 0603
10 Mountainview Road                                  Page 1205
Upper Saddle River, NJ 07458



Copelco Credit                   Rockland County       087429        4/23/93
Corporation                           Clerk
10 Mountainview Road
Upper Saddle River, NJ 07458

                                 SCHEDULE 7.10

                         Transactions with Affiliates
                         ----------------------------



                              See Schedule 4.08.